SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported) April 20, 1994



                           WESTBANK CORPORATION


    Massachusetts                 0-12784              04-2830731
(State of Incorporation) (Commission File Number)(IRS Employer ID No.)


          225 Park Avenue, West Springfield, Massachusetts  01090
                 (Address of principal executive offices)


                              (413) 747-1400
                      (Registrant's telephone number)

Item 4.  Changes in Registrant's Certifying Accountant.

     At the 1994 Annual Meeting of Shareholders, held on April 20, 1994, the Shareholders of Westbank Corporation voted to appoint the firm of Deloitte & Touche ("Deloitte") to serve as independent accountants for fiscal year 1994. The decision to appoint Deloitte as the Corporation's accountants was recommended by the Audit
Committee and approved by the Board of Directors for submission to the Shareholders at the 1994 Annual Meeting of Shareholders.

     None of the "reportable events" described under Item 304(a) (1)
(v) of Regulation S-K promulgated under the Securities and Exchange Act of 1934 ("Regulation S-K") occurred within the Corporation's two most recent fiscal years and any subsequent interim periods preceding the date hereof.

     During the last two fiscal years and the subsequent interim periods preceding April 20, 1994, the Corporation did not consult
Deloitte regarding any of the matters or events set forth in Item
304(a) (2) (i) and (ii) of Regulation S-K.

Exhibits

(1)  Letter from Deloitte & Touche





Exhibit 1. - Letter from Deloitte & Touche

     We have two reviewed Form 8-K's, both dated April 20, 1994 of Westbank Corporation regarding the dismissal of Westbank
Corporation's certifying auditors and the appointment of Deloitte & Touche as certifying auditors for Westbank
Corporation, to be filed with the Securities and Exchange
Commission, and are in agreement with the statements contained therein, as those statements relate to Deloitte & Touche.






                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                              WESTBANK CORPORATION
                                                 (Registrant)



Date: 4/20/94
                                        Donald R. Chase, President